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                                                                    Exhibit 10.3

                       AGREEMENT BETWEEN THE DEVELOPMENT
                       ---------------------------------
                        CORPORATION OF HARLINGEN, INC.
                        ------------------------------
                            RMH TELESERVICES. INC.
                            ----------------------

     On the 22nd day of September, 2000 this AGREEMENT BETWEEN THE DEVELOPMENT CORPORATION OF HARLINGEN, INC. AND RMH TELESERVICES, INC. (hereinafter "Agreement') was entered into by the DEVELOPMENT CORPORATION OF HARLINGEN, INC. (hereinafter "DEVELOPMENT CORPORATION") and RMH TELESERVICES, INC., a Pennsylvania corporation (hereinafter "RMH"), on the following terms and conditions:

     1.  Commission Approval: This Agreement is subject to the express approval
         -------------------
of the Elective Commission of the City of Harlingen. Failure to receive such approval shall render this Agreement null and void.

     2.  Funding: Based upon the representations, inducements and commitments by
         -------
RMH, both set forth herein and in other representations made and documents provided to the DEVELOPMENT CORPORATION by RMH, the DEVELOPMENT CORPORATION agrees to grant the following funding to RMH:

         The DEVELOPMENT CORPORATION shall fund up to the maximum aggregate amount of One Million Two Hundred Fifty Thousand And No/100ths Dollars ($1,250,000.00) as an incentive to RMH to establish its call center operations in the City of Harlingen, expend funds in the City, to hire and maintain continuously a minimum of five hundred (500) full time equivalent employees, and to maintain its operations here for a minimum of five (5) years after commencement of operations, payable to RMH as follows: At any time after the execution of this Agreement and upon presentation of a signed lease agreement for a minimum of (5) years and upon presentation of sworn statement(s) detailing RMH's hiring five hundred (500) new full time equivalent employees, the dates of their employment at the Harlingen operation, and the salaries and

_____________________________________________________________
Agreement Between The Development Corporation Of Harlingen,
Inc. And RMH Teleservices, Inc 8/00                                       Page 1

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         benefits of each new employee and that they correspond to
         the salaries and benefits represented in Exhibit "A" attached hereto, and that there are no plans to discharge any of these employees, RMH will receive up to a maximum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) payable as follows:

         (a) RMH will receive Five Hundred Thousand And No/100ths Dollars ($500,000.00) to be used to offset startup expenses. This amount will be payable sixty (60) days after RMH commences operations, as defined in 3(e);

         (b) RMH will receive up to a maximum of Three Hundred Seventy-Five Thousand And No/100ths Dollars ($375,000.00) one (1) year after the payment in (a) above as long as RMH has maintained continuous employment of five hundred (500) full time equivalent employees for twelve (12) months on the terms and conditions established above and currently maintains a minimum of two hundred fifty (250) full time equivalent employees, payable at the rate of Seven Hundred Fifty And No/100ths Dollars ($750.00) per full time equivalent employee per month;

         (c) RMH will receive up to a maximum of Three Hundred Seventy-Five Thousand And No/100ths Dollars ($375,000.00) two (2) years after it has received the payment of the funds set out in (a) above as long as RMH has maintained continuous employment of a minimum of two hundred fifty hundred (250) full time equivalent employees for twelve (12) months and currently employs a minimum of two hundred and fifty
               (250) full time equivalent employees on the terms and conditions established above, payable at the rate of Seven Hundred Fifty And No/100ths Dollars($750.00) per full time equivalent employee per month;

     3.  RMH's Responsibilities: In consideration for the funding to be provided
         ----------------------
by the DEVELOPMENT CORPORATION, RMH covenants and agrees that:

                                                                          Page 2
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         (a)   it will lease a call center facility within the city
               limits of Harlingen in the size of at least 41,000 square at a minimum cost of Three Million Seven
               Hundred Thousand And No/100th Dollars (3,700,000.00)
               (including leasehold improvements, furniture equipment and fixtures) within seven (7) months of the execution of this Agreement;

         (b) it will hire and maintain continuously during the term of this Agreement a minimum of five hundred (500) total full time equivalent employees as stated above. In the event that any of these new full time equivalent employees are terminated, resign or are laid off for any reason, RMH shall replace such employee(s) as promptly as possible, but in no event more than forty-five (45) days later. RMH agrees to exercise its best efforts to employ at least forty percent (40%) of these full time equivalent employees from the City of Harlingen. The hiring of all employees may be through the Harlingen office of the Texas Workforce Commission;

         (c) it will expend a minimum of at least Five Hundred Thousand And No/1OOths Dollars ($500,000.00) within the city limits of Harlingen in the first year of this Agreement for the purchase of leasehold improvements, equipment, furniture, supplies and fixtures at the premises;

         (d) it will maintain its call center facility and operations in the City of Harlingen for a minimum period of five
               (5) years after it commences operations in Harlingen;
               and

         (e) "commences operations" means the call center facility has been leased, is fully functional and in operation and RMH has hired and continuously maintained five hundred (500) full time equivalent employees for a period of thirty (30) days.

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     4.  Access To Records: RMH will supply prompt verification of compliance
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with these obligations to the DEVELOPMENT CORPORATION as requested and will promptly provide access to any financial, employment or other records necessary to verify employment statistics or investments in the Harlingen area.

     5.  Default: Failure by RMH to meet any of the requirements set forth in
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paragraphs 3(a), 3(b), 3(c), 3(d), 3(e) or 4 above shall be a default. Any such default shall give the DEVELOPMENT CORPORATION the option to require reimbursement from RMH of sums paid to RMH or for RMH's benefit under paragraphs 2(b) and 2(c) in any amount which the DEVELOPMENT CORPORATION determines, in its sole discretion, is appropriate in relation to the default or defaults. Upon determination of default, the DEVELOPMENT CORPORATION shall give written notice of such default to RMH at: 40 Morris Ave., Bryn Mawr, Pennsylvania 19010, Attn:
Michael Scharff. RMH shall have ninety (90) days from the date of such written notice to cure the default. Upon receipt of such determination in writing from the DEVELOPMENT CORPORATION, and after failure to cure the default, RMH shall pay such reimbursement(s) to DEVELOPMENT CORPORATION within forty-five (45) days.

     6. Parties Bound And Assignment: This Agreement shall be binding upon and
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shall inure to the benefit of the parties hereto, their successors and assigns.
RMH may not assign this Agreement or any of their rights hereunder without the prior written consent of the DEVELOPMENT CORPORATION, which shall not unreasonably be withheld.

     7. Authorization: The parties acknowledge and represent to each other that
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the persons who executed this Agreement were duly authorized to do so on behalf of each party.

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     Executed at and performable in Harlingen, Cameron County, Texas.

DEVELOPMENT CORPORATION                 RMH TELESERVICES, INC.,
OF HARLINGEN, INC.

BY:  /s/ [ILLEGIBLE]                    BY:  /s/ Michael J. Scharff
   ----------------------                   --------------------------
ITS: President                          ITS: Executive Vice President
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CITY OF HARLINGEN

BY:  /s/ [ILLEGIBLE]
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ITS: Mayor
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